{LOGO} Cohen                                    Cohen McCurdy, Ltd.
       McCurdy                                  800 Westpoint Pkwy., Suite 1100
                                                Westlake, OH 44145-1524

                                                440.835.8500
                                                440.835.1093 fax

                                                www.cohenmccurdy.com

            Consent of Independent Registered Public Accounting Firm


As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated October 28, 2005 on the financial statements of the Valiant Fund, comprised of the U.S. Treasury Money Market Portfolio, General Money Market Portfolio, Tax-Exempt Money market Portfolio and U.S. Treasury Income Portfolio, dated as of August 31, 2005 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of Unified Series Trust (SEC File No. 811-7582 and 33-59840).



/s/ COHEN McCURDY
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Cohen McCurdy, Ltd.
Westlake, Ohio
December 20, 2005